Exhibit 10.1

THIRD AMENDMENT TO

INVENTORY FINANCING AND SECURITY AGREEMENT

I. THE PARTIES TO THIS AGREEMENT

This Third Amendment to Inventory Financing and Security Agreement (“Amendment”) is effective as of December 16, 2021, and is made by and among the following parties:

A.
Ally Bank (Ally Capital in Hawaii, Mississippi, Montana and New Jersey) (together with its successors and assigns, “Bank”), a Utah state-chartered bank with a local business office currently located at 5851 Legacy Circle, Suite 200, Plano, Texas 75024; and

B.
Ally Financial Inc., a Delaware corporation (“Ally”) with a local business office currently located at 5851 Legacy Circle, Suite 200, Plano, Texas 75024 (together with Bank, the “Ally Parties” and Bank and Ally each being, an “Ally Party”);

C.
Vroom Automotive, LLC, a Texas limited liability company, formerly known as Left Gate Property Holding, LLC, doing business as Texas Direct Auto, with its principal executive office currently located at 12053 Southwest Freeway, Stafford, Texas 77477 (“Dealership”); and

D.
Vroom, Inc., a Delaware corporation, with its principal executive office currently located at 1375 Broadway, 11th Floor, New York, New York 10018 (“Vroom”).

II. THE RECITALS

The essential facts relied on by Bank, Ally, Dealership and Vroom as true and complete, and giving rise to this Amendment, are as follows:

A.
The Ally Parties, Dealership and Vroom are parties to an Inventory Financing and Security Agreement, effective as of March 6, 2020, as amended by the First Amendment to Inventory Financing and Security Agreement, effective as of June 19, 2020 and the Second Amendment to Inventory Financing and Security Agreement, effective as of October 1, 2020 (as amended, the “IFSA”).

B.
Left Gate Property Holding, LLC, a Texas limited liability company, changed its name to Vroom Automotive, LLC, effective as of March 1, 2021.

C.
The parties to this Amendment desire to amend the IFSA as outlined in this Amendment.

III. THE AGREEMENT

In consideration of the premises and the mutual promises in this Amendment, which are acknowledged to be sufficient, Bank, Ally, Dealership and Vroom agree to the following:

A.
Capitalized terms used but not defined herein have the meanings given to them in the IFSA.

B.
Effective as of December 16, 2021, Subsection III.A.2 of the IFSA is modified to increase the Credit Line from $450,000,000 to $700,000,000.

Certain information has been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Third Amendment to IFSA 1

C.
Effective as of December 16, 2021, Subsection III.A.8(f) of the IFSA is modified such that the aggregate amount advanced and outstanding from time to time under the Advance Floorplan Accommodation shall not exceed 25% of the Credit Line.

D.
Effective as of December 1, 2021, Subsection III.B.1 of the IFSA is deleted and replaced with the following:

1. Interest Accrual, Rate, and Method of Calculation.

(a)
Wholesale Outstandings owed to the Ally Parties will bear interest on and from the day after each advance or loan through the date of repayment in full. Interest will be at a per annum rate and will be determined using a 365/360 simple interest method of calculation, unless expressly prohibited by law (“Interest”).

(b)
The Interest rate is the Prime Rate plus 105 basis points (b.p.) (the “Interest Rate Increment”).

(c)
The “Prime Rate” is defined as the per annum rate of interest announced by Bank from time to time as its “prime rate” (it being acknowledged that such announced rate is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate and which may be predicated upon various borrower-specific factors, including the amount of borrower loans and borrower creditworthiness). The Prime Rate and its effective date will be announced on the Ally Dash website or a replacement source designated in a written communication by Bank to Borrower.

(d)
The Prime Rate as of the Ally Parties’ execution of this Amendment is 3.25% per annum.

(e)
In no event will the Interest rate under this Agreement exceed the maximum lawful contract rate, which is:

i.
To the extent that Texas law applies to the Agreement: the quarterly ceiling from time to time in effect under Chapter 303, Tex. Finance Code, and

ii.
To the extent that state law is preempted by federal law: the maximum rate under federal law and the law of the state in which Ally Bank is located, i.e., Utah.

(f)
To the extent the Prime Rate is more than 10 b.p. different than the U.S. prime rate published by the Wall Street Journal, for a period of at least 7 calendar days, Dealership and the Ally Parties agree to negotiate in good faith regarding whether the Interest Rate Increment should be adjusted.

E.
A new Subsection III.B.7(c) is added to the IFSA as follows:

(c) The Third Amendment Commitment Fee. On or before December 16, 2021, the Dealership shall pay the Ally Parties a “Third Amendment Commitment Fee” of $[***].

***[Redacted for confidentiality purposes]

Third Amendment to IFSA 2

F.
Except as provided above, the IFSA and all other agreements between each of the Ally Parties and Dealership and Vroom remain in full force and effect as written. In the event of a conflict between the terms of the IFSA and this Amendment, the terms of this Amendment prevail. The parties hereto ratify all terms of the IFSA as amended by the Amendment.

G.
If any provision of this Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, all other provisions remain valid and enforceable.

H.
This Amendment:

a.
May be modified only by a writing signed by all parties.

b.
May be signed in counterparts, each of which is deemed an original, and all of which taken together constitute one and the same agreement. The signatures of the parties, exchanged via fax or e-mail, shall constitute and be deemed original signatures for all purposes.

c.
Binds and inures to the benefit of the parties and their respective successors and assigns.

d.
Constitutes the entire agreement of the parties with respect to its subject matter.

Agreed to as of December 16, 2021.

Ally Bank By: /s/ Stephen B. Gambrel Name: Stephen B. Gambrel Title: Authorized Representative Date: 12/16/2021	Vroom Automotive, LLC By: /s/ Robert R. Krakowiak Name: Robert R. Krakowiak Title: Chief Financial Officer Date: 12/15/2021
Ally Financial Inc. By: /s/ Stephen B. Gambrel Name: Stephen B. Gambrel Title: Authorized Representative Date: 12/16/2021	Vroom, Inc. By: /s/ Robert R. Krakowiak Name: Robert R. Krakowiak Title: Chief Financial Officer Date: 12/15/2021

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